Exhibit 3.2

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

ACCESS MIDSTREAM PARTNERS GP, L.L.C.,

a Delaware limited liability company

The undersigned, desiring to amend the Certificate of Formation of Access Midstream Partners GP, L.L.C. (the “Certificate of Formation”) pursuant to the provisions of Section 18-202 of the Delaware Limited Liability Company Act (the “DLLCA”), does hereby certify as follows:

FIRST: The name of the limited liability company is Access Midstream Partners GP, L.L.C.

SECOND: The Certificate of Formation is hereby amended by deleting Article 1 thereof in its entirety and inserting the following in lieu thereof:

“1. Name. The name of the Company is “WPZ GP LLC”.”

THIRD: The amendment will become effective at 9:40 a.m., Eastern Time, on February 2, 2015.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be duly executed.

ACCESS MIDSTREAM PARTNERS GP, L.L.C.,
a Delaware limited liability company

By:	/s/ Donald R. Chappel
Name:	Donald R. Chappel
Title:	Authorized Person

Signature Page to Amendment to Certificate of Formation of Access Midstream Partners GP, L.L.C. (6.6.1)